EXHIBIT 13(c)


                            CLASS D DISTRIBUTION PLAN
                                       OF
                  MERRILL LYNCH INTERNET STRATEGIES FUND, INC.
                             PURSUANT TO RULE 12b-1

      DISTRIBUTION PLAN made as of the ____ day of ___________, 2000, by and between Merrill Lynch Internet Strategies Fund, Inc., a Maryland corporation (the "Fund"), and Princeton Funds Distributor, Inc., a Delaware corporation ("PFD").

                              W I T N E S S E T H :

      WHEREAS, the Fund intends to engage in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, PFD is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through other securities dealers; and

      WHEREAS, the Fund proposes to enter into a Class D Shares Distribution Agreement with PFD, pursuant to which PFD will act as the exclusive distributor and representative of the Fund in the offer and sale of Class D shares of common stock, par value $0.10 per share (the "Class D shares"), of the Fund to the public; and

      WHEREAS, the Fund desires to adopt this Class D Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act, pursuant to which the Fund will pay an account maintenance fee to PFD with respect to the Fund's Class D shares; and

      WHEREAS, the Directors of the Fund (the "Directors") have determined that there is a reasonable likelihood that adoption of the Plan will benefit the Fund and its shareholders.

      WHEREAS, the Fund is a "feeder" fund that invests all of its assets in a "master" portfolio, the Master INTERNET STRATEGIES Fund Trust, that has the same investment objective and policies as the Fund. All investments will be made at the Trust level. This structure is sometimes called a "master/feeder" structure. The Fund's investment results will correspond directly to the investment results of the Trust. For simplicity, this Distribution Plan uses the term "Fund" to include the Trust.

      NOW, THEREFORE, the Fund hereby adopts, and PFD hereby agrees to the terms of the Plan in accordance with Rule 12b-1 under the Investment Company Act on the following terms and conditions:

      1. The Fund shall pay PFD an account maintenance fee under the Plan at the end of each month at the annual rate of 0.25% of average daily net assets of the Fund relating to Class D shares to compensate PFD and securities firms with which PFD enters into related agreements pursuant to Paragraph 2 hereof ("Sub-Agreements") for providing account maintenance activities with respect to Class D shareholders of the Fund. Expenditures under the Plan may consist of payments to financial consultants for maintaining accounts in connection with Class D shares of the Fund and payment of expenses incurred in connection with such account maintenance activities including the costs of making services available to shareholders including assistance in connection with inquiries related to shareholder accounts.

      2. The Fund hereby authorizes PFD to enter into Sub-Agreements with certain securities firms ("Securities Firms"), including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to provide compensation to such Securities Firms for activities of the type referred to in Paragraph 1 hereof. PFD may reallocate all or a portion of its account maintenance fee to such Securities Firms as compensation for the above-mentioned activities. Such Sub-Agreement shall provide that the Securities Firms shall provide PFD with such information as is reasonably necessary to permit PFD to comply with the reporting requirements set forth in Paragraph 3 hereof.

      3. PFD shall provide the Fund for review by the Board of Directors, and the Directors shall review, at least quarterly, a written report complying with the requirements of Rule 12b-1 regarding the disbursement of the account maintenance fee during such period.

      4. This Plan shall not take effect until it has been approved by a vote of at least a majority, as defined in the Investment Company Act, of the outstanding Class D voting securities of the Fund.

      5. This Plan shall not take effect until it has been approved, together with any related agreements, by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Investment Company Act, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on the Plan and such related agreements.

      6. The Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5.

      7. The Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors, or by vote of a majority of the outstanding Class D voting securities of the Fund.

      8. The Plan may not be amended to increase materially the rate of payments provided for in Paragraph 1 hereof unless such amendment is approved by at least a majority, as defined in the Investment Company Act, of the outstanding Class D voting securities of the Fund, and by the Directors of the Fund in the manner provided for in Paragraph 5 hereof, and no material amendment to the Plan shall be made unless approved in the manner provided for approval and annual renewal in Paragraph 5 hereof.

      9. While the Plan is in effect, the selection and nomination of Directors who are not interested persons, as defined in the Investment Company Act, of the Fund shall be committed to the discretion of the Directors who are not interested persons.

      10. The Fund shall preserve copies of the Plan and any related agreements and all reports made pursuant to Paragraph 3 hereof, for a period of not less than six years from the date of the

Plan, or the agreements or such report, as the case may be, the first two years in an easily accessible place.

      IN WITNESS WHEREOF, the parties hereto have executed this Distribution Plan as of the date first above written.

                       MERRILL LYNCH INTERNET STRATEGIES FUND, INC.



                       By:
                          ------------------------------------------
                               Name:
                               Title:

                       PRINCETON FUNDS DISTRIBUTOR, INC.



                       By:
                          ------------------------------------------
                               Name:
                               Title:

                 CLASS D SHARES DISTRIBUTION PLAN SUB-AGREEMENT

      AGREEMENT made as of the ____ day of _________, ____, by and between Princeton Funds Distributor, Inc., a Delaware corporation ("PFD"), and Merrill Lynch, Pierce, Fenner & Smith Incorporated, a Delaware corporation ("Securities Firm").

                              W I T N E S S E T H :

      WHEREAS, PFD has entered into an agreement with Merrill Lynch INTERNET STRATEGIES Fund, Inc., a Maryland corporation (the "Fund"), pursuant to which it acts as the exclusive distributor for the sale of Class D shares of common stock, par value $0.10 per share (the "Class D shares"), of the Fund; and

      WHEREAS, PFD and the Fund have entered into a Class D Shares Distribution Plan (the "Plan") pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Act"), pursuant to which PFD receives an account maintenance fee from the Fund at the annual rate of 0.25% of average daily net assets of the Fund relating to Class D shares for providing account maintenance activities and services with respect to Class D shares; and

      WHEREAS, PFD desires the Securities Firm to perform certain account maintenance activities and services, including assistance in connection with inquiries related to shareholder accounts, for the Fund's Class D shareholders and the Securities Firm is willing to perform such services;

      NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereby agree as follows:

      1. The Securities Firm shall provide account maintenance activities and services with respect to the Class D shares of the Fund and incur expenditures in connection with such activities and services of the types referred to in Paragraph 1 of the Plan.

      2. As compensation for its services performed under this Agreement, PFD shall pay the Securities Firm a fee at the end of each calendar month in an amount agreed upon by the parties hereto.

      3. The Securities Firm shall provide PFD, at least quarterly, such information as reasonably requested by PFD to enable PFD to comply with the reporting requirements of Rule 12b-1 regarding the disbursement of the fee during such period referred to in Paragraph 3 of the Plan.

      4. This Agreement shall not take effect until it has been approved by votes of a majority of both (a) the Directors of the Fund and (b) those Directors of the Fund who are not "interested persons" of the Fund, as defined in the Act, and have no direct or indirect financial interest in the operation of the Plan, this Agreement or any agreements related to the Plan or this Agreement (the "Rule 12b-1 Directors"), cast in person at a meeting or meetings called for the purpose of voting on this Agreement.

      5. This Agreement shall continue in effect for as long as such continuance is specifically approved at least annually in the manner provided for approval of the Plan in Paragraph 5 of the Plan.

      6. This Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Plan or any amendment to the Plan that requires such termination.

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.



                                      PRINCETON FUNDS DISTRIBUTOR, INC.

                                      By:
                                         -----------------------------------
                                           Name:
                                           Title:


                                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                      INCORPORATED

                                      By:
                                         -----------------------------------
                                           Name:
                                           Title:


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